UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 900

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2012, Motricity, Inc. (the “Company”) received a letter (the “Delisting Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it has not regained compliance with Listing Rule 5450(a)(1), the continued listing requirement to maintain the closing bid price of its common stock at $1.00 per share, (the “Minimum Bid Requirement”) and, accordingly, that its common stock will be delisted from the NASDAQ Global Select Market. The Delisting Notice states that unless the Company requests an appeal of the determination to delist the Company, trading of the Company’s common stock will be suspended at the opening of business on December 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Company’s common stock from listing on NASDAQ. If the Company files a request to appeal before 4:00 pm Eastern Time on December 20, 2012, delisting action will be stayed while the appeal is pending.

The Company intends to request a hearing and present its plan for regaining compliance with the Minimum Bid Requirement. As part of the Company's plan to regain compliance, the Company has included in its preliminary proxy statement/prospectus on Form S-4 (Registration Number 333-185510) filed with the SEC on December 17, 2012 (the “Proxy Statement”), among other proposals, a proposal (the "Proposal") seeing stockholder approval of its Restated Certificate of Incorporation to effect a reverse stock split such that each ten shares of common stock issued and outstanding prior to the reverse stock split will be exchanged for one share of common stock after the reverse stock split. If the Proposal is approved by the stockholders, it will be implemented by the Company's board of directors if it determines that a reverse stock split is appropriate to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Proposal will be approved by stockholders, that the Proposal, if approved, would be sufficient to permit the Company to regain compliance with the Minimum Bid Requirement or that NASDAQ will grant the Company’s request for continued listing.

Item 8.01.	Other Information.

On December 17, 2012, in its proxy statement the Company announced it plans to seek stockholder approval at its annual meeting for a reorganization in which the Company would become a wholly owned subsidiary of Mobile Systems Corp., a newly formed Delaware corporation (the “Reorganization”). In the Reorganization, each outstanding share of common stock of Motricity would be exchanged for one share of common stock of Mobile Systems Corp., each outstanding share of preferred stock of Motricity would be exchanged for one share of preferred stock of Mobile Systems Corp., each outstanding warrant to purchase shares of common stock of Motricity would be exchanged for a warrant to purchase an equivalent number of shares of Mobile Systems Corp, and each option to purchase shares of common stock of Motricity would be assumed by Mobile Systems Corp. and become exercisable for an equivalent number of shares of Mobile Systems Corp. The consolidated assets and liabilities of Mobile Systems Corp. immediately after the merger would be the same as the consolidated assets and liabilities of Motricity immediately prior to the merger. The sole purpose of the Reorganization is to protect the long-term value to the Company of its substantial net operating loss carryforwards against limitations that could be imposed as a result of certain “ownership changes” as specified under the Internal Revenue Code, which will be accomplished by imposing certain restrictions on the transfer of the common stock of Mobile Systems Corp. Under Mobile Systems Corp.’s certificate of incorporation, its common stock is subject to limited transfer restrictions that are intended to protect against a potential ownership change for tax purposes. The transfer restrictions are described in detail in the Proxy Statement. That filing also includes the full text of the transfer restrictions, as they appear in the certificate of incorporation of Mobile Systems Corp.

The Company said it plans to submit the transaction to a vote of its stockholders as part of the upcoming annual meeting of Motricity stockholders. The date of the annual meeting is currently set for January 29, 2013, pending clearance by the SEC of the Proxy Statement, and the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting is December 31, 2012. The Reorganization requires the approval of the holders of a majority of the Company’s outstanding shares of common stock and Series J preferred stock, voting together as a single class (with each share of common stock having one vote and each share of Series J preferred stock having 40 votes). There can be no assurance that the Reorganization will be approved.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this report and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding the company’s intention to appeal the Delisting Notice, whether or not the delisting action will be stayed and whether or not the reverse stock split will be implemented. These statements represent beliefs and expectations only as of the date they were made. The Company may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if its beliefs and expectations change. Actual results may differ from those expressed or implied in the forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to: the company’s ability to regain compliance with NASDAQ continued listing requirements, whether NASDAQ will grant the company’s request to remain on the NASDAQ Global Select Market, whether the Company's stockholders will approve the Proposal, whether the board of directors determines that the reverse stock split is necessary to regain compliance and other uncertainties described more fully in its filings with the SEC.

Where to Find Additional Information

On December 17, 2012, Motricity filed a registration statement with the SEC on Form S-4 that includes a preliminary proxy statement/prospectus and other relevant materials regarding the proposed Reorganization. Stockholders are urged to read the preliminary proxy statement/prospectus filed with the SEC on December 17, 2012, the definitive proxy statement/prospectus when it becomes available and any other relevant materials filed with the SEC when they become available because they contain, or will contain, important information about Motricity and the proposed Reorganization. The definitive proxy statement/prospectus will be sent to Motricity stockholders seeking their approval of the Reorganization. Stockholders may obtain a free copy of the preliminary proxy statement/prospectus filed with the SEC, as well as other documents filed by Motricity with the SEC at the SEC’s web site at www.sec.gov or through Motricity web site as www.motricity.com. The definitive proxy statement/prospectus and Motricity’s other SEC filings also may be obtained for free from Motricity. Stockholders are urged to read the definitive proxy statement/prospectus and other relevant materials relating to the reorganization when they become available before voting or making any investment decision with respect to the reorganization.

Motricity, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Motricity’s stockholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in the proxy statement/prospectus and Motricity’s other filings with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

December 19, 2012	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Chief Administrative Officer